UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	001-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

MID-AMERICA APARTMENTS, L.P.

(Exact name of registrant as specified in its charter)

TENNESSEE	333-190028-01	62-1543816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 682-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2016, Mid-America Apartment Communities, Inc., a Tennessee corporation (“MAA”), and Mid-America Apartments, L.P., a Tennessee limited partnership (“MAA LP”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Post Properties, Inc., a Georgia corporation (“Post”), Post GP Holdings, Inc., a Georgia corporation, and Post Apartment Homes, L.P., a Georgia limited partnership (“Post LP”). The Merger Agreement provides for, among other things, the merger of Post with and into MAA, with MAA being the surviving entity (the “Parent Merger”), and the merger of Post LP with and into MAA LP, with MAA LP being the surviving entity (the “Partnership Merger” and, together with the Parent Merger, the “Mergers”). The board of directors of MAA has unanimously approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Parent Merger, each outstanding share of Post common stock, par value $0.01 per share (other than shares held by any wholly-owned subsidiary of Post or by MAA or any of its subsidiaries), will be converted into the right to receive 0.71 (the “Exchange Ratio”) shares of MAA common stock, par value $0.01 per share (the “Merger Consideration”), and each outstanding share of 8 1⁄2% Series A Cumulative Redeemable Preferred Stock of Post (“Post Preferred Stock”) will be converted into the right to receive one newly-issued share of 8.50% Series I Cumulative Redeemable Preferred Stock of MAA, which will have the same rights, preferences, privileges and voting powers as the Post Preferred Stock. At the effective time of the Partnership Merger, which will occur immediately prior to the Parent Merger, each outstanding limited partnership interest in Post LP will automatically be converted into 0.71 Class A common units in MAA LP.

Under the terms of the Merger Agreement, at the effective time of the Parent Merger, each outstanding option to purchase shares of Post common stock (each, a “Post Option”) will vest in full and be assumed by MAA. Each Post Option assumed by MAA will continue to have, and be subject to, the same terms and conditions (other than vesting) as were applicable to the corresponding Post Option immediately prior to the effective time of the Parent Merger, but will be exercisable for a number of shares of MAA common stock and at an exercise price calculated based on the Exchange Ratio. In addition, immediately prior to the effective time of the Parent Merger, all outstanding issuance and forfeiture conditions on any shares of Post common stock subject to restricted share awards will be deemed satisfied in full and entitled to receive the Merger Consideration as provided by the Merger Agreement.

Pursuant to the Merger Agreement, the parties have agreed that immediately following the effective time of the Parent Merger, the size of MAA’s board of directors will be increased to thirteen, with three members to be designated by Post from members of Post’s existing board of directors. H. Eric Bolton, Jr. will remain as the Chairman and Chief Executive Officer of MAA following the Mergers.

The Merger Agreement contains various customary representations, warranties and covenants, including, among others, covenants with respect to the conduct of each of MAA’s and Post’s respective businesses prior to the closing.

The completion of the Mergers is subject to customary conditions, including, among others: (i) approval by a majority of MAA’s and Post’s respective common shareholders; (ii) the absence of a material adverse effect on either MAA or Post; and (iii) the receipt of tax opinions relating to REIT status and the nature of the transaction for tax purposes. In addition, in connection with the Parent Merger, a majority of MAA’s common shareholders must approve an amendment to MAA’s charter to increase the number of authorized shares of MAA common stock.

MAA and Post have also each agreed not to (i) solicit proposals relating to certain alternative transactions or (ii) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party, subject to certain exceptions to permit MAA’s and Post’s respective boards of directors to comply with their respective fiduciary duties.

The Merger Agreement may be terminated under certain circumstances, including by either party if the Mergers have not been consummated on or before February 28, 2017, if a final and non-appealable order is entered enjoining or otherwise prohibiting the Mergers, or upon a material uncured breach by the other party that would cause the closing conditions not to be satisfied. In the event that the Merger Agreement is terminated under certain specified circumstances, one party may be required to (i) pay the other a termination fee as set forth in the Merger Agreement based on the identity of the party required to pay the termination fee and the date of termination and/or (ii) reimburse the other party’s reasonable transaction expenses up to an amount equal to $10 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about MAA or Post. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about MAA or Post at the time they were made or otherwise and should only be read in conjunction with the other information that MAA makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”).

Item 7.01	Regulation FD Disclosure.

MAA and Post issued a joint press release on August 15, 2016 announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number.	Description

2.1	Agreement and Plan of Merger, dated as of August 15, 2016, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., Post Properties, Inc., Post GP Holdings, Inc. and Post Apartment Homes, L.P. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. MAA agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Joint Press Release dated August 15, 2016.

Additional Information about the Proposed Mergers and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed Mergers. In connection with the proposed Mergers, MAA expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of MAA and Post that also constitutes a prospectus of MAA, which joint proxy statement/prospectus will be mailed or otherwise disseminated to MAA and Post shareholders when it becomes available. MAA also plans to file other relevant documents with the SEC regarding the proposed Mergers. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by MAA with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by MAA with the SEC will be available free of charge on MAA’s website at www.maac.com or by emailing MAA Investor Relations at investor.relations@maac.com or contacting Tim Argo, Senior Vice President, Director of Investor Relations at 901-248-4149.

Certain Information Regarding Participants

MAA and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Mergers. You can find information about MAA’s executive officers and directors in MAA’s definitive proxy statement, which was filed with the SEC on April 14, 2016 in connection with its 2016 annual meeting of shareholders, and in Form 4s of MAA’s directors and executive officers filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from the SEC at the SEC’s website at www.sec.gov and MAA’s website at www.maac.com or by emailing MAA Investor Relations at investor.relations@maac.com or contacting Tim Argo, Senior Vice President, Director of Investor Relations at 866-576-9689.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K, and other written or oral statements made by or on behalf of MAA, may constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which MAA and Post operate and beliefs of and assumptions made by MAA management, involve uncertainties that could significantly affect the financial results of MAA or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed Mergers, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to expected synergies, improved liquidity and balance sheet strength—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, or to the business or financial condition of either company or business, (iii) increased or unanticipated competition for our properties, (iv) the potential liability for the failure to meet regulatory requirements, including the failure of MAA to maintain its REIT status under the Internal Revenue Code of 1986, as amended, (v) availability of financing and capital, (vi) risks associated with the proposed Mergers, including the integration of the combined companies’ businesses, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the combined companies’ ability to consummate the proposed Mergers and the timing of the closing of the Mergers, (ix) risks associated with disruption in key business activities, including disruption of management’s attention from MAA’s ongoing business operations due to the proposed Mergers or any impact on MAA’s relationships with third parties as a result of the announcement of the proposed Mergers, (x) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against MAA and others relating to the Merger Agreement, (xi) the amount of the costs, fees, expenses and charges related to the proposed Mergers, and (xii) those additional risks and factors discussed in reports filed with the SEC by MAA from time to time, including those discussed under the heading “Risk Factors” in its most recently filed Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: August 15, 2016	/s/ Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

MID-AMERICA APARTMENTS, L.P.
By: Mid-America Apartment Communities, Inc.

Date: August 15, 2016	/s/ Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 15, 2016, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., Post Properties, Inc., Post GP Holdings, Inc. and Post Apartment Homes, L.P. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. MAA agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Joint Press Release dated August 15, 2016.